As filed with the Securities and Exchange Commission on October 1, 2002
                                                     Registration No. 333-______

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        THE PEP BOYS - MANNY, MOE & JACK
             (Exact name of registrant as specified in its charter)

                 Pennsylvania                           23-0962915
        ---------------------------------         ----------------------
          (State or other jurisdiction               (I.R.S. Employer
        of incorporation or organization)         Identification Number)

                           3111 West Allegheny Avenue
                        Philadelphia, Pennsylvania 19132
                        --------------------------------
          (Address, including zip code, of principal executive offices)

                            The Pep Boys Savings Plan
                     The Pep Boys Savings Plan - Puerto Rico
                            (Full title of the plans)

                               George Babich, Jr.
                      President and Chief Financial Officer
                        The Pep Boys - Manny, Moe & Jack
                           3111 West Allegheny Avenue
                        Philadelphia, Pennsylvania 19132
                                 (215) 430-9000
            ---------------------------------------------------------
            (Name, address and telephone number (including area code)
                              of agent for service)

                            ------------------------
                                    COPY TO:
                             Daniel D. Rubino, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                            New York, New York 10019
                                 (212) 728-8000

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                    Proposed         Proposed
                                    maximum          maximum
  Title of        Amount to be   offering price      aggregate        Amount of
securities to      registered       per share      offering price   registration
be registered          (1)            (2)                (2)            fee
--------------------------------------------------------------------------------
Common Stock,
$1.00 par value    1,100,000        $12.64         $13,904,000       $1,279.17
per share
--------------------------------------------------------------------------------
Common Stock
Purchase Rights
(attached to each  1,100,000          $0                $0              $0
share of Common
Stock)
--------------------------------------------------------------------------------

(1) This Registration Statement covers 1,000,000 additional shares of common stock, $1.00 par value per share (the "Common Stock"), of The Pep Boys - Manny, Moe & Jack to be offered and sold pursuant to the terms of The Pep Boys Savings Plan (the "US Plan") and 100,000 additional shares of Common Stock to be offered and sold pursuant to the terms of The Pep Boys Savings Plan - Puerto Rico (the "PR Plan") (the US Plan and the PR Plan collectively, the "Plans"). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers an indeterminable number of plan interests to be offered and sold pursuant to the Plans and additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plans to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.

(2) Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low prices reported on the New York Stock Exchange on September 26, 2002.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by The Pep Boys - Manny, Moe & Jack (the "Company") are incorporated herein by reference:

     (a) The Company's annual report on Form 10-K for the fiscal year ended February 2, 2002, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), except for the consolidated financial statements included in such Form 10-K, Item 8, which are superseded by the incorporation by reference below of the Company's Current Report on Form 8-K filed on August 16, 2002.

     (b) The Company's quarterly reports on Form 10-Q for the fiscal quarters ended May 4, 2002 and August 3, 2002, filed pursuant to the Exchange Act.

     (c) The Company's current reports on Form 8-K, filed on May 15, 2002, August 14, 2002 and August 16, 2002 pursuant to the Exchange Act.

     (d) The US Plan's annual report on Form 11-K for the year ended December 31, 2001, filed pursuant to the Exchange Act.

     (e) The PR Plan's annual report on Form 11-K for the year ended December 31, 2001, filed pursuant to the Exchange Act.

     (f) The Company's Registration Statement on Form S-8 (Registration No. 333-40363) covering offers and sales of securities under the PR Plan, filed on November 17, 1997 pursuant to the Securities Act.

     (g) The Company's Registration Statement on Form S-8 (Registration No. 333-51585) covering offers and sales of securities under the US Plan, filed on May 1, 1998 pursuant to the Securities Act (the "US Plan Registration Statement").

     (h) The description of the Common Stock, contained in the Company's Registration Statement on Form 8-A (File No. 103381), filed on June 14, 1983 pursuant to the Exchange Act, and the description of the Company's Common Stock Purchase Rights, contained in the amendment to the Company's Registration Statement on Form 8-A/A (File No. 103381), filed on December 19, 1997 pursuant to the Exchange Act.

     In addition, all documents filed by the Company and the Plans with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.

Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 8. EXHIBITS

Exhibit No.
-----------

   4 Rights Agreement, dated as of December 5, 1997, between the Company and First Union National Bank, including the form of Right Certificate and Summary of Rights to Purchase Common Stock (incorporated by reference to Exhibit 4.1 of the Company's current report on Form 8-K dated December 8, 1997 (File No. 103381)).

   5 Determination Letter from the U.S. Internal Revenue Service (the "IRS") confirming that the US Plan is qualified under Section 401 of the U.S. Internal Revenue Code of 1986, as amended (the "Code") (incorporated by reference to Exhibit 5.2 of the US Plan Registration Statement).

   23          Consent of Deloitte & Touche LLP.

   24          Power of Attorney (reference is made to the signature page).

               The Company hereby undertakes to submit any amendments to the US Plan and trust under the US Plan, not covered by the Determination Letter referenced in Exhibit 5 to this Registration Statement, to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the US Plan as a tax-qualified plan and the trust as a tax-exempt retirement trust under the Code, for so long as the US Plan and trust remain in force.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 1st day of October, 2002.

                                        THE PEP BOYS - MANNY, MOE & JACK

                                        By: /s/ George Babich, Jr.
                                            ------------------------------
                                            George Babich, Jr.
                                            President and Chief Financial
                                            Officer

     Pursuant to the requirements of the Securities Act, the administrative committee for the US Plan and the administrative committee for the PR Plan have each duly caused this Registration Statement to be signed on behalf of the Plans by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on the 1st day of October, 2002.

                                        THE PEP BOYS SAVINGS PLAN

                                        BY:  THE ADMINISTRATIVE COMMITTEE
                                             FOR THE US PLAN, acting on behalf
                                             of the US Plan

                                        BY:  /s/ Bernard K. McElroy
                                             ------------------------------
                                             A member of the administrative
                                             committee


                                        THE PEP BOYS SAVINGS PLAN - PUERTO RICO

                                        BY:  THE ADMINISTRATIVE COMMITTEE
                                             FOR THE PR PLAN, acting on behalf
                                             of the PR Plan

                                        BY:  /s/ Bernard K. McElroy
                                             ------------------------------
                                             A member of the administrative
                                             committee

                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mitchell G. Leibovitz and George Babich, Jr. and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

     Signature                        Title                        Date
     ---------                        -----                        ----

/s/ Mitchell G. Leibovitz
----------------------        Chairman of the Board of       October 1, 2002
Mitchell G. Leibovitz         Directors and Chief
                              Executive Officer
                              (Principal Executive
                              Officer)

/s/ George Babich, Jr.
----------------------        President and Chief            October 1, 2002
George Babich, Jr.            Financial Officer
                              (Principal Financial
                              Officer)

/s/ Bernard K. McElroy
----------------------        Vice President - Finance       October 1, 2002
Bernard K. McElroy            and Chief Accounting
                              Officer (Principal
                              Accounting Officer)


/s/ Peter A. Bassi
----------------------        Director                       October 1, 2002
Peter A. Bassi


/s/ Bernard J. Korman
----------------------        Director                       October 1, 2002
Bernard J. Korman



/s/ J. Richard Leaman, Jr.    Director                       October 1, 2002
----------------------
J. Richard Leaman, Jr.


/s/ William Leonard
----------------------        Director                       October 1, 2002
William Leonard

/s/ Malcolmn D. Pryor
----------------------        Director                       October 1, 2002
Malcolmn D. Pryor


/s/ Lester Rosenfeld
----------------------        Director                       October 1, 2002
Lester Rosenfeld


/s/ Jane Scaccetti
----------------------        Director                       October 1, 2002
Jane Scaccetti


/s/ Benjamin Strauss
----------------------        Director                       October 1, 2002
Benjamin Strauss


/s/ John T. Sweetwood
----------------------        Director                       October 1, 2002
John T. Sweetwood

                                  EXHIBIT INDEX

     Exhibit No.                              Description
---------------------   --------------------------------------------------------

         23             Consent of Deloitte & Touche LLP.

         24 Power of Attorney (reference is made to the signature page).